Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

•	Record net revenues of $675.5 million, increased 9.0% compared with the year-ago quarter and 2.1% sequentially.

•Record net revenues and pre-tax operating income in Global Wealth Management.

•Net income available to common shareholders of $63.2 million, or $0.78 per diluted common share.

•	Record client assets of $252.4 billion, increased 14.2% compared with the year-ago quarter and 6.5% sequentially.

ST. LOUIS, May 1, 2017 – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $63.2 million, or $0.78 per diluted common share on record net revenues of $675.5 million for the three months ended March 31, 2017, compared with net income available to common shareholders of $27.1 million, or $0.36 per diluted common share, on net revenues of $620.0 million for the first quarter of 2016.

The GAAP results for the three months ended March 31, 2017 were impacted by the following:

•	Anticipated merger-related charges of approximately $17.1 million ($10.4 million after-tax) associated with the Company’s acquisitions;
•	Severance expense of approximately $4.5 million ($2.8 million after-tax) associated with the Company’s cost saving initiatives; and
•	New accounting guidance associated with stock-based compensation that favorably impacted the quarter’s income tax expense by $16.9 million.

Chairman’s Comments

“I’m pleased with our results, as Stifel generated a second consecutive quarter of record net revenue, and non-GAAP pre-tax margins were just under 15%, the highest level since the fourth quarter of 2014. Our continued growth on both the top and bottom line is a testament to Stifel’s diversified business strategy as well as our efforts to improve our expense efficiencies.  In the first quarter, our net revenue was driven by record results in our Global Wealth Management segment that was due to further increases in fee-based revenue and improved net interest income at Stifel Bank.  The growth in these recurring revenue streams over the past year and a half has helped to offset the volatility in our more transaction-driven institutional businesses. In terms of expense discipline, we continue to make progress on our cost-reduction initiatives as the first quarter represented the lowest non-compensation ratio at the firm in eleven quarters,” stated Ronald J. Kruszewski, Chairman & CEO of Stifel.

Financial Highlights (Unaudited)	Three Months Ended
(in 000s, except per share data)	3/31/17	3/31/16	12/31/16	Non-GAAP (1) 3/31/17
U.S. GAAP
Net revenues	$675,531	$619,974	$661,391	$677,515
Compensation ratio	64.6%	66.3%	63.6%	62.3%
Non-compensation ratio	23.7%	26.6%	28.1%	22.8%
Pre-tax operating margin	11.7%	7.1%	8.3%	14.9%
Net income	$65,512	$27,055	$26,880	$61,806
Preferred dividend	2,344	—	2,343	2,344
Net income available to common shareholders	$63,168	$27,055	$24,537	$59,462
Earnings per diluted common share	$0.81	$0.36	$0.34	$0.77
Earnings per diluted common share available to common shareholders	$0.78	$0.36	$0.31	$0.74
(1)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed below and under “Non-GAAP Financial Measures.”

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $292.1 million, an 8.4% decrease compared with the first quarter of 2016 and a 0.8% increase compared with the fourth quarter of 2016. Brokerage revenues generated by the Sterne businesses, which were sold in 2016, were $15.8 million during the first quarter of 2016.

	Three Months Ended
(in 000s)	3/31/17	3/31/16	% Change	12/31/16	% Change
Global Wealth Management brokerage revenues	$171,494	$172,965	(0.9)	$160,017	7.2

Institutional brokerage:
Equity	53,820	62,273	(13.6)	64,007	(15.9)
Fixed income	66,817	83,640	(20.1)	65,712	1.7
Total institutional brokerage	120,637	145,913	(17.3)	129,719	(7.0)
Total brokerage revenues (1)	$292,131	$318,878	(8.4)	$289,736	0.8

(1)Excludes brokerage revenues included in the Other segment.

•

Global wealth management brokerage revenues were $171.5 million, a 0.9% decrease compared with the first quarter of 2016 and a 7.2% increase compared with the fourth quarter of 2016. Excluding the revenues from the Sterne businesses, global wealth brokerage revenues for the first quarter of 2017 increased 7.9% compared to the first quarter of 2016.

•	Institutional equity brokerage revenues were $53.8 million, a 13.6% decrease compared with the first quarter of 2016 and a 15.9% decrease compared with the fourth quarter of 2016.
•	Institutional fixed income brokerage revenues were $66.8 million, a 20.1% decrease compared with the first quarter of 2016 and a 1.7% increase compared with the fourth quarter of 2016.

Investment Banking Revenues

Investment banking revenues were $126.9 million, a 26.0% increase compared with the first quarter of 2016 and a 5.7% decrease compared with the fourth quarter of 2016.

	Three Months Ended
(in 000s)	3/31/17	3/31/16	% Change	12/31/16	% Change
Investment banking:
Capital raising:
Equity	$48,812	$25,548	91.1	$48,393	0.9
Fixed income	25,104	27,756	(9.6)	29,811	(15.8)
Capital raising	73,916	53,304	38.7	78,204	(5.5)
Advisory fees	52,936	47,354	11.8	56,248	(5.9)
Total investment banking	$126,852	$100,658	26.0	$134,452	(5.7)
•	Equity capital raising revenues were $48.8 million, a 91.1% increase compared with the first quarter of 2016 and a 0.9% increase compared with the fourth quarter of 2016.
•	Fixed income capital raising revenues were $25.1 million, a 9.6% decrease compared with the first quarter of 2016 and a 15.8% decrease compared with the fourth quarter of 2016.
•	Advisory fee revenues were $52.9 million, an 11.8% increase compared with the first quarter of 2016 and a 5.9% decrease compared with the fourth quarter of 2016.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were a record $162.7 million, a 12.6% increase compared with the first quarter of 2016 and an 8.9% increase compared with the fourth quarter of 2016. The increase from the comparative period in 2016 is primarily attributable to the growth in the value of fee-based accounts and an increase in the Federal Funds rate, which increased fees earned on cash balances.

Net Interest Income

Record net interest income of $85.1 million, a 74.7% increase compared with the first quarter of 2016 and a 13.8% increase compared with the fourth quarter of 2016.

•

Interest income was $101.0 million, a 60.8% increase compared with the first quarter of 2016 and an 11.1% increase compared with the fourth quarter of 2016. Interest income was impacted by the continued growth of interest-earning assets.

•

Interest expense was $15.9 million, a 12.6% increase compared with the first quarter of 2016 and a 1.4% decrease compared with the fourth quarter of 2016. Interest expense was impacted by the Company’s July 2016 issuance of $200.0 million senior notes.

Compensation and Benefits Expenses

For the quarter ended March 31, 2017, compensation and benefits expenses were $436.4 million, which included $14.3 million of merger-related and severance expenses. This compares with $411.1 million in the first quarter of 2016 and $420.6 million in the fourth quarter of 2016. Excluding merger-related expenses, compensation and benefits as a percentage of net revenues were 62.3% in the first quarter of 2017.

GAAP compensation and benefits	$436,387
As a percentage of net revenues	64.6%
Non-GAAP adjustments: (1)
Merger-related	(9,805)
Severance	(4,535)
(14,340)
Non-GAAP compensation and benefits	$422,047
As a percentage of non-GAAP net revenues	62.3%

(1)See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”

Non-Compensation Operating Expenses

For the quarter ended March 31, 2017, non-compensation operating expenses were $160.1 million, which included merger-related expenses of $5.3 million. This compares with $164.9 million in the first quarter of 2016 and $185.9 million in the fourth quarter of 2016. Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2017 were 22.8%.

GAAP non-compensation expenses	$160,125
As a percentage of net revenues	23.7%
Non-GAAP adjustments: (1)
Merger-related	(5,325)
Non-GAAP non-compensation expenses	$154,800
As a percentage of non-GAAP net revenues	22.8%

(1)See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended March 31, 2017 was 17.1%, as new accounting guidance associated with stock-based compensation favorably impacted the quarter’s income tax expense by $16.9 million. This new accounting guidance, which was adopted by the Company on January 1, 2017, will continue to impact the Company’s effective income tax rate. This compares with an effective income tax rate of 38.4% for the first quarter of 2016 and 51.0% for the fourth quarter of 2016. The adjusted non-GAAP effective income tax rate for the quarter ended March 31, 2017 was 38.6%.

GAAP provision for income taxes	$13,507
GAAP effective tax rate	17.1%
Non-GAAP adjustments: (1)
Merger-related	8,412
Excess tax benefits from stock-based compensation	16,943
25,355
Non-GAAP provision for income taxes	$38,862
Non-GAAP effective tax rate	38.6%

(1)See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”

Assets and Capital

Assets

•

Assets increased 34.6% to $19.1 billion as of March 31, 2017 from $14.2 billion as of March 31, 2016. The increase is attributable to growth of Stifel Bank, which as of March 31, 2017 has grown its assets to $13.2 billion from $8.2 billion as of March 31, 2016. Stifel Bank has increased its investment portfolio by 58.1% and its loan portfolio by 69.1% since March 31, 2016.

•

Interest-earning assets at Stifel Bank for the three months ended March 31, 2017 were $12.9 billion at an average interest rate of 2.78%, compared with $7.6 billion at an average interest rate of 2.61% during the comparable period in 2016.

•	Non-performing assets as a percentage of total assets as of March 31, 2017 was 0.21%.

Capital

•	Shareholders’ equity as of March 31, 2017 increased 14.9% to $2.8 billion from $2.4 billion as of March 31, 2016.
•	At March 31, 2017, book value per common share was $38.40 based on 68.4 million common shares outstanding. This represents a 5.6% increase from March 31, 2016.
•	At March 31, 2017, the Company’s Tier 1 leverage capital and Tier 1 risk-based capital ratios were 10.1% and 20.9%, respectively, compared to 11.6% and 21.3%, respectively, at March 31, 2016.

Conference Call Information

Stifel Financial Corp. will host its first quarter 2017 financial results conference call on Monday, May 1, 2017, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #13766283. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company's web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc.; and Eaton Partners LLC, and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s, except per share amounts)	3/31/17	3/31/16	% Change	12/31/16	% Change
Revenues:
Commissions	$175,274	$197,930	(11.4)	$178,683	(1.9)
Principal transactions	116,857	120,948	(3.4)	111,052	5.2
Brokerage Revenues	292,131	318,878	(8.4)	289,735	0.8

Capital raising	73,916	53,304	38.7	78,204	(5.5)
Advisory fees	52,936	47,354	11.8	56,248	(5.9)
Investment banking	126,852	100,658	26.0	134,452	(5.7)
Asset management and service fees	162,739	144,532	12.6	149,484	8.9
Other income	8,752	7,231	21.0	12,994	(32.6)
Operating Revenue	590,474	571,299	3.4	586,665	0.6
Interest Revenue	100,953	62,786	60.8	90,844	11.1
Total Revenue	691,427	634,085	9.0	677,509	2.1
Interest Expense	15,896	14,111	12.6	16,118	(1.4)
Net Revenue	675,531	619,974	9.0	661,391	2.1

Non-interest Expenses:
Compensation and benefits	436,387	411,113	6.1	420,644	3.7
Occupancy and equipment rental	52,545	57,255	(8.2)	52,869	(0.6)
Communication and office supplies	33,844	36,660	(7.7)	34,376	(1.5)
Commissions and floor brokerage	10,723	11,732	(8.6)	9,662	11.0
Provision for loan losses	6,134	4,259	44.0	6,015	2.0
Other operating expenses	56,879	55,042	3.3	82,931	(31.4)
Total non-interest expenses	596,512	576,061	3.6	606,497	(1.6)
Income before income taxes	79,019	43,913	79.9	54,894	43.9
Provision for income taxes	13,507	16,858	(19.9)	28,014	(51.8)
Net income	65,512	27,055	142.1	26,880	143.7
Preferred dividends	2,344	—	n/m	2,343	0.0
Net income available to common shareholders	$63,168	$27,055	133.5	$24,537	157.4
Earnings per common share:
Basic	$0.92	$0.40	130.0	$0.37	148.6
Diluted	$0.78	$0.36	116.7	$0.31	151.6

Weighted average number of common shares outstanding:
Basic	68,386	67,579	1.2	66,636	2.6
Diluted	80,695	76,086	6.1	79,539	1.5

Summary Business Segment Results (Unaudited)
	Three Months Ended
(in 000s)	3/31/17	3/31/16	% Change	12/31/16	% Change
Net revenues:
Global Wealth Management	$442,732	$379,805	16.6	$407,535	8.6
Institutional Group	237,467	241,276	(1.6)	253,168	(6.2)
Other	(4,668)	(1,107)	(321.7)	688	(778.5)
Total net revenues (1)	$675,531	$619,974	9.0	$661,391	2.1

Operating expenses:
Global Wealth Management	$300,680	$286,470	5.0	$284,683	5.6
Institutional Group	197,595	212,082	(6.8)	205,653	(3.9)
Other	98,237	77,509	26.7	116,161	(15.4)
Total operating expenses	$596,512	$576,061	3.6	$606,497	(1.6)

Operating contribution:
Global Wealth Management	$142,052	$93,335	52.2	$122,852	15.6
Institutional Group	39,872	29,194	36.6	47,515	(16.1)
Other	(102,905)	(78,616)	30.9	(115,473)	(10.9)
Income before income taxes	$79,019	$43,913	79.9	$54,894	43.9

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	51.6	58.3		52.9
Institutional Group	60.5	62.4		57.7
Non-compensation operating expenses
Global Wealth Management	16.3	17.1		17.0
Institutional Group	22.7	25.5		23.5
Income before income taxes
Global Wealth Management	32.1	24.6		30.1
Institutional Group	16.8	12.1		18.8
Consolidated pre-tax margin (2)	11.7	7.1		8.3
(1)

GAAP net revenues include a $2.0 million loss associated with the disposal of certain assets during the first quarter of 2017 from the Sterne Agee acquisition. Non-GAAP net revenues of $677.5 million for the three months ended March 31, 2017 excludes the loss.

(2)

Non-GAAP pre-tax margin for the three months ended March 31, 2017 of 14.9% is calculated by adding merger-related and severance non-GAAP adjustments of $21.6 million to our GAAP income before income taxes of $79.0 million and dividing it by non-GAAP net revenues for the quarter of $677.5 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed above and under “Non-GAAP Financial Measures.”

Statistical Information
(in 000s, except per share amounts)	3/31/17	3/31/16		% Change	12/31/16	% Change
Statistical Information:
Book value per common share	$38.40	$36.37		5.6	$38.84	(1.1)
Financial advisors (3)	2,299	2,289	(4)	0.4	2,282	0.7
Locations	399	401		(0.5)	396	0.8
Total client assets	$252,448,000	$220,986,000	(4)	14.2	$236,942,000	6.5
Fee-based client assets	$75,414,000	$63,418,000		18.9	$70,195,000	7.4
Client money market and insured product	$19,058,000	$18,171,000		4.9	$19,253,000	(1.0)
Secured client lending (5)	$2,962,936	$2,565,885		15.5	$2,959,628	0.1

(3)       Includes 121, 128, and 123 independent contractors at March 31, 2017, March 31, 2016, and December 31, 2016, respectively.

(4)

On July 1, 2016, we sold the independent contractor business acquired with the Sterne Agee transaction in June 2015. As of March 31, 2016, there were 560 independent contractors included in the disposed business unit and $11.0 billion of total client assets. These numbers have been excluded from the above table.

(5)       Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at Stifel Bank.

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/17	3/31/16	% Change	12/31/16	% Change
Revenues:
Commissions	$120,577	$131,554	(8.3)	$114,824	5.0
Principal transactions	50,917	41,411	23.0	45,193	12.7
Brokerage revenues	171,494	172,965	(0.9)	160,017	7.2

Asset management and service fees	162,664	144,352	12.7	149,998	8.4
Net interest	89,695	51,767	73.3	78,748	13.9
Investment banking	11,854	8,410	41.0	12,064	(1.7)
Other income	7,025	2,311	204.0	6,708	4.7
Net revenues	442,732	379,805	16.6	407,535	8.6
Non-interest expenses:
Compensation and benefits	228,471	221,416	3.2	215,458	6.0
Non-compensation operating expenses	72,209	65,054	11.0	69,225	4.3
Total non-interest expenses	300,680	286,470	5.0	284,683	5.6
Income before income taxes	$142,052	$93,335	52.2	$122,852	15.6

As a percentage of net revenues:
Compensation and benefits	51.6	58.3		52.9
Non-compensation operating expenses	16.3	17.1		17.0
Income before income taxes	32.1	24.6		30.1

Stifel Bank & Trust - a component of Global Wealth Management (Unaudited)
Key Statistical Information
	As of and For The Three Months Ended
(in 000s, except percentages)	3/31/17	3/31/16	% Change	12/31/16	% Change
Assets	$13,232,940	$8,172,348	61.9	$12,798,240	3.4
Investment securities	6,557,000	4,147,647	58.1	6,209,022	5.6
Retained loans, net	5,864,549	3,467,187	69.1	5,591,190	4.9
Loans held for sale	206,724	132,900	55.5	228,588	(9.6)
Deposits	11,700,961	7,218,100	62.1	11,527,483	1.5

Net interest margin	2.66%	2.47%		2.24%
Allowance as a percentage of loans (1)	0.87%	0.98%		0.81%
Non-performing assets as a percentage of total assets	0.21%	0.28%		0.21%

(1)       Gross charge-offs as a percentage of loans was 0.0% for the periods presented above.

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/17	3/31/16	% Change	12/31/16	% Change
Revenues:
Commissions	$54,697	$66,376	(17.6)	$63,859	(14.3)
Principal transactions	65,940	79,537	(17.1)	65,860	0.1
Brokerage revenues	120,637	145,913	(17.3)	129,719	(7.0)
Capital raising	62,062	44,895	38.2	66,949	(7.3)
Advisory fees	52,936	47,354	11.8	55,439	(4.5)
Investment banking	114,998	92,249	24.7	122,388	(6.0)
Other (1)	1,832	3,114	(41.2)	1,061	72.7
Net revenues	237,467	241,276	(1.6)	253,168	(6.2)
Non-interest expenses:
Compensation and benefits	143,640	150,618	(4.6)	146,056	(1.7)
Non-compensation operating expenses	53,955	61,464	(12.2)	59,597	(9.5)
Total non-interest expenses	197,595	212,082	(6.8)	205,653	(3.9)
Income before income taxes	$39,872	$29,194	36.6	$47,515	(16.1)

As a percentage of net revenues:
Compensation and benefits	60.5	62.4		57.7
Non-compensation operating expenses	22.7	25.5		23.5
Income before income taxes	16.8	12.1		18.8

(1) Includes net interest, asset management and service fees, and other income.

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended March 31, 2017. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors' overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended March 31, 2017 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

(in 000s)
GAAP net income	$65,512
Preferred dividend	2,344
Net income available to common shareholders	63,168

Non-GAAP adjustments:
Merger-related (1)	17,114
Severance	4,535
Provision for income taxes (2)	(25,355)
Total non-GAAP adjustments	(3,706)
Non-GAAP net income available to common shareholders	$59,462

Weighted average diluted shares outstanding	80,695

GAAP earnings per diluted common share	$0.81
Non-GAAP adjustments	(0.04)
Non-GAAP earnings per diluted common share	$0.77

GAAP earnings per diluted common share available to common shareholders	$0.78
Non-GAAP adjustments	(0.04)
Non-GAAP earnings per diluted common share available to common shareholders	$0.74

(1)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(2)	Includes a $16.9 million impact as a result of new accounting guidance associated with stock-based compensation.

Investor Relations

Joel Jeffrey

(212) 271-3610, investorrelations@stifel.com